                                                                 EXHIBIT (d)(14)

[ING FUNDS LOGO]

Mary Ann Fernandez
Senior Vice President
Aeltus Investment Management, Inc.
10 State House Square
Hartford, CT 06103-3602

                                             May 24, 2002

         Pursuant to Section 1 of the Sub-Adviser Agreement dated May 9, 2001, amended November 2, 2001 and amended and restated February 26, 2002 between ING Investments, LLC (successor by merger to ING Pilgrim Investments, LLC) and Aeltus Investment Management, Inc. (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Principal Protection Fund IV, a newly established series of ING Equity Trust (formerly Pilgrim Equity Trust), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding the "ING Principal Protection Fund IV" to Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual investment management fees indicated for the series, is attached hereto.

         Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to ING Principal Protection Fund IV by signing below.

                                                  Very sincerely,

                                                  -s- Michael J. Roland
                                                  ------------------------------
                                                  Michael J. Roland
                                                  Executive Vice President
                                                  ING Investments, LLC

ACCEPTED AND AGREED TO:
Aeltus Investment Management, Inc.

-s- Mary Ann Fernandez
--------------------------
    Mary Ann Fernandez
    Senior Vice President

7337 E. Doubletree Ranch Rd.         Tel: 480-477-3000      ING Investments, LLC
Scottsdale, AZ 85258-2034            Fax: 480-477-2700
                                     www.ingfunds.com

                              AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                              SUB-ADVISER AGREEMENT
      DATED MAY 9, 2001, AMENDED NOVEMBER 2, 2001 AND AMENDED AND RESTATED
                               FEBRUARY 26, 2002

                                     BETWEEN

                              ING INVESTMENTS, LLC
                      AN ARIZONA LIMITED LIABILITY COMPANY
              (SUCCESSOR BY MERGER TO ING PILGRIM INVESTMENTS, LLC)

                                       AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

                             EFFECTIVE MAY 24, 2002

                         ANNUAL INVESTMENT
 SERIES                   MANAGEMENT FEE             APPROVED BY BOARD      REAPPROVAL DATE
 ------                   --------------             -----------------      ---------------
ING Principal        Offering Phase     0.125%      May 9, 2001            May 9, 2003
Protection Fund      Guarantee Period    0.40%
                     Index Plus
                     LargeCap Period     0.30%

ING Principal        Offering Phase     0.125%      November 2, 2001       September 1, 2003
Protection           Guarantee Period    0.40%
Fund II              Index Plus
                     LargeCap Period     0.30%

ING Principal        Offering Phase     0.125%      February 26, 2002      September 1, 2003
Protection           Guarantee Period    0.40%
Fund III             Index Plus
                     LargeCap Period     0.30%

ING Principal        Offering Phase     0.125%      May 24, 2002           September 1, 2003
Protection           Guarantee Period    0.40%
Fund IV*             Index Plus
                     LargeCap Period     0.30%

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*  This Amended and Restated Schedule A will be effective with respect to this
   Fund upon the effective date of the initial Registration Statement with respect to the Fund.